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                                                                    EXHIBIT 23.C


                      (HUDDLESTON & CO., INC. LETTERHEAD)


                       CONSENT OF HUDDLESTON & CO., INC.

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-82412, 333-59870, 333-38004, 333-77603, and 333-61536)
and Form S-8 (File Nos. 333-96959, 33-51851, 333-26831, 333-78979, 333-94719,
333-52100, 333-82506, 33-51853, 33-57553, 333-26823, 333-94717, 333-46519,
333-49956, 333-75781, 333-78949, 333-78951, 333-64240, 333-64236, and 333-31060)
of El Paso Corporation of the reference to us and our report under the captions "Business--Natural Gas and Oil Reserves" and "Supplemental Natural Gas and Oil Operations (Unaudited)" appearing in the Annual Report on Form 10-K of El Paso Corporation for the year ended December 31, 2002.


                                             HUDDLESTON & CO., INC.


                                             /s/ PETER D. HUDDLESTON
                                             ------------------------------
                                             Peter D. Huddleston, P.E.
                                             President


Houston, Texas
March 28, 2003